UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 30, 2023

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
CMS Energy Corporation, Depositary Shares, each representing a 1/1,000th interest in a share of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C	CMS PRC	New York Stock Exchange
Consumers Energy Company Cumulative Preferred Stock, $100 par value: $4.50 Series	CMS-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐        Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  CMS Energy Corporation ☐  Consumers Energy Company ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on January 12, 2023, Consumers Energy Company (“Consumers Energy”), a principal subsidiary of CMS Energy Corporation, and certain purchasers in the private placement market (“Purchasers”) entered into a Bond Purchase Agreement (“BPA”) under which Consumers Energy would sell to the Purchasers named in the BPA, an aggregate principal amount of $400 million First Mortgage Bonds (“FMBs”).

On May 30, 2023, the issuance of $115 million aggregate principal amount of 5.24% FMBs due 2026 (“2026 Bonds”), $50 million aggregate principal amount of 5.07% FMBs due 2029 (“2029 Bonds”), $95 million aggregate principal amount of 5.17% FMBs due 2032 (“2032 Bonds”), and $140 million aggregate principal amount of 5.38% FMBs due 2037 (“2037 Bonds” and, together with the 2026 Bonds, the 2029 Bonds and the 2032 Bonds, the “Bonds”) closed and was funded.  The 2026 Bonds will bear interest at a rate of 5.24% per year, the 2029 Bonds will bear interest at a rate of 5.07% per year, the 2032 Bonds will bear interest at a rate of 5.17% per year, and the 2037 Bonds will bear interest at a rate of 5.38% per year, in each case payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 2023, and at the date of maturity. The Bonds will bear interest on overdue principal and (to the extent permitted by law) overdue installments of interest at the rate set forth in the Indenture (as defined below). The 2026 Bonds will mature on May 15, 2026, the 2029 Bonds will mature on May 15, 2029, the 2032 Bonds will mature on May 15, 2032, and the 2037 Bonds will mature on May 15, 2037.

The Bonds are issued under and secured by that certain Indenture dated as of September 1, 1945 between Consumers Energy and The Bank of New York Mellon (ultimate successor to City Bank Farmers Trust Company), as trustee, as supplemented and amended by various supplemental indentures (the “Indenture”), including the 149th Supplemental Indenture, dated as of May 30, 2023 (the “Supplemental Indenture”), a copy of which is attached as Exhibit 4.1 and incorporated herein by reference. Any or all of the Bonds may be redeemed by Consumers Energy, at any time and from time to time prior to maturity, at a redemption price equal to 100% of the principal amount of such Bonds being redeemed plus, in the case of any redemption prior to the applicable par call date, the applicable premium, if any, thereon at the time of redemption, together with accrued interest, if any, thereon to the redemption date. In no event will the redemption price be less than 100% of the principal amount of the Bonds being redeemed plus accrued interest, if any, thereon to the redemption date.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 20% in aggregate principal amount of the bonds then outstanding may declare the principal amount plus accrued and unpaid interest on the bonds to be immediately due and payable.

The descriptions set forth above are qualified in their entirety by the Supplemental Indenture filed herewith as Exhibit 4.1 and the BPA filed as Exhibit 10.1 to the Consumers Energy Form 8-K filed January 12, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	149th Supplemental Indenture dated as of May 30, 2023 between Consumers Energy and The Bank of New York Mellon

10.1	Bond Purchase Agreement dated as of January 12, 2023 between Consumers Energy and each of the Purchasers named therein (Exhibit 10.1 to Form 8-K filed January 12, 2023 and incorporated herein by reference)

104.1	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: May 30, 2023	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: May 30, 2023	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and Chief Financial Officer